Exhibit 4.3

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of September 30, 2004, by and among ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company from time to time signatories hereto.

WHEREAS, the Company and certain holders of the Company’s Common Stock are parties to a Registration Rights Agreement dated September 23, 1997 (as amended, the “1997 Agreement”);

WHEREAS, the Company and certain holders of the Company’s Convertible Preference Stock and Senior Convertible Preferred Stock entered into a Registration Rights Agreement dated February 28, 2001 (as amended, the “2001 Agreement”);

WHEREAS, the Company and certain holders of the Company’s Series A Senior Convertible Preferred Shares entered into a Registration Rights Agreement dated June 3, 2004 (as amended, the “2004 Agreement”);

WHEREAS, the parties hereto desire to amend and restate in their entirety the 1997 Agreement, the 2001 Agreement and the 2004 Agreement;

WHEREAS, American Capital Access Holdings Limited, the predecessor of the Company, and BSMB/ACA LLC (“BSMB”) are parties to a Stock Purchase Agreement, dated as of July 22, 2004 (the “Series B Purchase Agreement”). To induce BSMB to enter into the Series B Purchase Agreement, the Company and the other parties to the 1997 Agreement (holding more than 50% of the Registrable Securities (as defined in the 1997 Agreement)), the 2001 Agreement (holding more than 50% of the Registrable Securities (as defined in the 2001 Agreement)) and the 2004 Agreement (holding more than 50% of the Registrable Securities (as defined in the 2004 Agreement)) have agreed to amend and restate the 1997 Agreement, 2001 Agreement and 2004 Agreement, respectively, by entering into this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Series B Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8; and

WHEREAS, the Company’s Series A Senior Convertible Preferred Shares have been converted into shares of the Company’s Series B Senior Convertible Preferred Stock.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.             Demand Registrations.

(a)           Requests for Registration. Subject to the terms and conditions of this Section 1, (i) at any time following the date of this Agreement, the holders of at least 35% of the Series B Registrable Securities and (ii) at any time following 365 days following the date on which the Company has completed an initial public offering of its Common Stock under the Securities Act, the holders of at least 25% of either the 1997 Registrable Securities or the 2001 Registrable Securities, may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or S-2 or any similar long-form registration, provided in each case that such registration is expected to yield not less than $35,000,000 in gross proceeds, or on Form S-3 or any similar short-form registration (“Short-Form Registrations”), if available, provided that such registration is expected to yield not less than $10,000,000 in gross proceeds. All registrations requested pursuant to this Section l(a) are referred to herein as “Demand Registrations”. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for, such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(d) below, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has, received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

(b)           Demand Registrations. The holders of the Series B Registrable Securities, the holders of the 1997 Registrable Securities and the holders of the 2001 Registrable Securities shall each be entitled to request two Demand Registrations in which the Company shall pay all Registration Expenses. A registration shall not count as one of the permitted Demand Registrations until it has become effective and no Demand Registration shall count as one of the permitted Demand Registrations unless the holders of Registrable Securities requesting such Demand Registration are able to register and sell at least 80% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Demand Registrations.

(c)           Short-Form Registrations. Whenever available, the Company may file a Demand Registration as a Short-Form Registration, any of which Short-Form Registrations may be, at the request of a majority of the holders requesting such Demand Registration, shelf registrations pursuant to Rule 415 of the Securities Act (a “Shelf Registration”). Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its commercially reasonable best efforts to make Short-Form Registrations on Form S-3 and Shelf Registrations available for the sale of Registrable Securities. The Company shall use its commercially reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall cause such Shelf Registration to remain effective for a period ending on the earlier of (i) the second anniversary of the effective date of such registration statement, (ii) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration and (iii) the date as of which there are no longer any Registrable Securities.

(d)           Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the holders of Registrable Securities initially requesting registration, then:

(i)            if such Demand Registration is initiated by the holders of the Series B Registrable Securities, either as the Company’s initial public offering or within 365 days (or, if the Company has postponed such a Demand Registration pursuant to Section 1(e), then within 545 days) following the Company’s initial public offering, then the Company shall include in such registration (x) first, the number of Series B Registrable Securities, (y) second, the number of other Registrable Securities and (z) third, any other securities which are not Registrable Securities, in each case, as requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Series B Registrable Securities, other Registrable Securities or other securities as applicable, owned by each such holder; and

(ii)           if such Demand Registration is other than as set forth in subsection (i) above, then the Company shall include in such registration (x) first, the number of Registrable Securities, and (y) second, any other securities which are not Registrable Securities, in each case, as requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities or other securities, as applicable, owned by each such holder.

(e)           Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and in which there was not more than a 20% reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration, or suspend the effectiveness of any Registration Statement, if the Company determines that such registration (i) would reasonably be expected to have a material adverse effect on the Company or would materially impede, delay or interfere with or adversely affect any proposal or plan by the Company or any of its Subsidiaries to engage in any material acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction or any material financing or (ii) would require disclosure of non-public information that the Company has a bona fide business purpose for preserving as confidential; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all

Registration Expenses in connection with such withdrawn registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

(f)            Selection of Underwriters. The Company’s Board of Directors shall have the right to select the investment banker(s) and manager(s) to administer the offering.

(g)           Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Series B Registrable Securities; provided, that the Company may grant rights to other Persons to participate in Piggyback Registrations, so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as set forth in Sections 2(b) and 2(c).

2.             Piggyback Registrations.

(a)           Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4 or S-8 or their equivalent)) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (a “Piggyback Notice”) (in any event within ten (10) business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice.

(b)           Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration:

(i)            if such Piggyback Registration is the Company’s initial public offering or if the Piggyback Notice with respect to such Piggyback Registration is delivered within 365 days following the Company’s initial public offering, then (w) first, the number of securities which the Company proposes to sell, (x) second, the number of Series B Registrable Securities, (y) third, the number of other Registrable Securities and (z) fourth, the number of other securities with respect to which the Company has granted registration rights in accordance with Section 1(g), in each case, as requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Series B Registrable Securities, other Registrable Securities or other securities, as applicable, owned by each such holder; and

(ii)           if the Piggyback Notice with respect to such Piggyback Registration is delivered more than 365 days following the Company’s initial public offering, then (x) first, the number of securities which the Company proposes to sell, (y) second, the number of Registrable Securities, and (z) third, the number of other securities with respect to which the Company has granted registration rights in accordance with Section 1(g), in each case, as requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities or other securities, as applicable, owned by each such holder.

(c)           Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, other than a Demand Registration hereunder, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the securities to be included in such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and such Registrable Securities on the basis of the number of securities and Registrable Securities owned by each such holder, and (ii) second, other securities with respect to which the Company has granted registration rights in accordance with Section 1(g) requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of securities owned by each such holder.

(d)           Selection of Underwriters. The Company’s Board of Directors shall have the right to select the investment banker(s) and manager(s) to administer the offering.

(e)           Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not be required to flee or cause to be effected any other registration of Registrable Securities until a period of at least 180 days has elapsed from the effective date of such previous registration.

3.             Holdback Agreements.

(a)           No holder of Registrable Securities shall effect any sale, distribution or transfer (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of (i) the initial public offering of the Common Stock under the Securities Act, (ii) any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included and (iii) if such holder (together with its affiliates) holds, in the aggregate, more than 5% of the Common Stock at such time, any other underwritten registration of the Company’s equity securities (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree and, if requested by the underwriters managing such offering, each holder of Registrable Securities shall execute customary “lock-up” agreements with respect to such restrictions.

(b)           The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall use commercially reasonable best efforts to cause each officer, director and 5% holder of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

4.             Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)           notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 60 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           notify each seller of such Registrable Securities, at any time when a  prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)            cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on an exchange in the United States or on the NASD automated quotation system, as the Company reasonably determines, and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(g)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)           enter into such customary agreements (including underwriting agreements acceptable to majority of the Registrable Securities included in such registration) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(i)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)            otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)           permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material related to such holder, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(l)            in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(m)          use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(n)           obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement), such letter to be addressed to the Company and the underwriters and, if requested by any holder selling Registrable Securities, the Company will use its commercially reasonable best efforts so that such letter is also addressed to such holder; and

(o)           use its reasonable best efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated hereby.

5.             Registration Expenses.

(a)           All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

(b)           In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

(c)           Each holder of securities included in any registration hereunder shall pay all underwriting discounts and commissions, all transfer taxes, if any, and all documentary stamp taxes, if any, relating to the sale or disposition of such holder’s Registrable Securities.

6.             Indemnification.

(a)           The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)           Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. Each party hereto also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such indemnified party in the event such indemnifying party’s indemnification is unavailable for any reason.

7.             Participation in Underwritten Registrations.

(a)           No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s ownership of the Registrable Securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6.

(b)           Each holder agrees that (i) upon receipt from the Company of its intention to suspend the effectiveness of any Registration Statement pursuant to Section 1(e) or (ii) upon receipt from the Company of notice pursuant to Section 4(e), such holder shall immediately discontinue offer and sales of the Registrable Securities under any Registration Statement until, in the case of (i) above, such holders receives a subsequent notice from the Company that such suspension has been revoked or withdrawn, and, in the case of (ii) above, such holder receives copies of a supplemented or amended prospectus that corrects the misstatements or omissions referred to in the notice and receives notice that any post-effective amendment has become effective.

8.             Definitions.

(a)           “1997 Holder” means each of the persons listed on Schedule I hereto (together with its successors and permitted assignees).

(b)           “1997 Registrable Securities” means (i) the shares of Common Stock set forth opposite a 1997 Holder’s name on Schedule I hereto and (ii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i), including, without limitation, by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization, or in satisfaction of any accrued dividends thereon. As to any particular 1997 Registrable Securities, such securities shall cease to be 1997 Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of 1997 Registrable Securities, and the 1997 Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such 1997 Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of 1997 Registrable Securities hereunder.

(c)           “2001 Holder” means each of the persons listed on Schedule II hereto

(together with its successors and permitted assignees).

(d)           “2001 Registrable Securities” means (i) any shares of Common Stock issued or issuable upon conversion of the Company’s Convertible Preference Stock or Senior Convertible Preferred Stock held by the entities listed on Schedule II hereto, (ii) the shares of Common Stock set forth opposite a 2001 Holder’s name on Schedule II hereto and (iii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i) or (ii), including, without limitation, by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization, or in satisfaction of any accrued dividends thereon. As to any particular 2001 Registrable Securities, such securities shall cease to be 2001 Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of 2001

Registrable Securities, and the 2001 Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such 2001 Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of 2001 Registrable Securities hereunder.

(e)           “Common Stock” means the Company’s Common Stock, par value $0.10 per share.

(f)            “Registrable Securities” means (i) any Series B Registrable Securities, (ii) any 1997 Registrable Securities, (iii) any 2001 Registrable Securities, and (iv) any other shares of Common Stock held by Persons holding securities described in clauses (i) to (iii), inclusive, above.

(g)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as each may be amended from time to time.

(h)           “Series B Registrable Securities” means (i) any shares of Common Stock issued or issuable upon the conversion of any shares of the Company’s Series B Senior Convertible Preferred Stock and (ii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i), including, without limitation, by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization, or in satisfaction of any accrued dividends thereon. As to any particular Series B Registrable Securities, such securities shall cease to be Series B Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Series B Registrable Securities, and the Series B Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Series B Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Series B Registrable Securities hereunder. The names and addresses of the holders of the Series B Registrable Securities, and the number of shares of Series B Senior Convertible Preferred Stock held by each of them, as of the date hereof are set forth on Schedule III hereto.

(i)            Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Series B Purchase Agreement.

9.             Miscellaneous.

(a)           No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)           Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c)           Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d)           Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

(e)           Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements (including, without limitation, the 1997 Agreement, the 2001 Agreement and the 2004 Agreement) or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(f)            Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(g)           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(h)           Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

(i)            Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j)            Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. In addition, all issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(k)           Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the holders of Registrable Securities at the addresses indicated on Schedule I, II, or III hereto, as applicable, and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(1)           No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

*  *  *  *  *

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Agreement as of the date first written above.

ACA CAPITAL HOLDINGS, INC.

By:	/s/ ALAN S. ROSEMAN
Name:	Alan S. Roseman
Title:	Chief Executive Officer

BSMB/ACA LLC

By: Bear Stearns Merchant Manager II, LLC, its Manger

By: JDH Management LLC, its Manager

By:
Name:
Title:

STEPHENS GROUP, INC.

By:
Name:
Title:

THIRD AVENUE TRUST

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Amended and Restated. Registration Agreement as of the date first written above.

ACA CAPITAL HOLDINGS, INC.

By:
Name:
Title:

BSMB/ACA LLC

By: Bear Stearns Merchant Manager II, LLC, its Manager

By: JDH Management LLC, its Manager

By:	/s/ DAVID E. KING
Name:	David E. King
Title:	Senior Managing Director

STEPHENS GROUP, INC.

By:
Name:
Title:

THIRD AVENUE TRUST

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Agreement as of the date first written above.

ACA CAPITAL HOLDINGS, INC.

By:
Name:
Title:

BSMB/ACA LLC

By: Bear Stearns Merchant Manager II, LLC, its Manager

By: JDH Management LLC, its Manager

STEPHENS GROUP, INC.

By:	/s/ WarrEn A. Stephens
Name:	Warren A. Stephens
Title:	President and CEO

THIRD AVENUE TRUST

By:
Name:
Title:

THIRD VENUE TRUST, on behalf of The
Third Avenue Value Fund Series

By:	/s/ DAVID BARSE
Name:	David Barse
Title:	President and Chief Executive Officer

THIRD AVENUE TRUST, on behalf of The Third Avenue Small-Cap Value Fund Series

By:	/s/ DAVID BARSE
Name:	David Barse
Title:	President and Chief Executive Officer

DRAWBRIGE SPECIAL
OPPORTUNITIES FUND LP

By:	/s/ Marc K. Furstein
Name:	Marc K. Furstein
Title:	Chief Operating Officer

CHESTNUT HILL ACA, LLC

By:	/s/ DEMOS KOUVARIS
Name:	Demos Kouvaris
Title:	Vice President

INSURANCE PARTNERS, L.P.

By:
Name:
Title:

INSURANCE PARTNERS OFFSHORE
(BERMUDA) L.P.

By:
Name:
Title:

IP/MCLP, L.L.C.

By:
Name:
Title:

LIFE INVESTORS INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

CHESTNUT HILL ACA, LLC

By:
Name:
Title:

INSURANCE PARTNERS

By:	/s/ BRADLEY E. COOPER
Name:	Bradley E. Cooper
Title:

INSURANCE PARTNERS OFFSHORE (BERMUDA) L.P.

By:	/s/ BRADLEY E. COOPER
Name:	Bradley E. Cooper
Title:

IP/MCLP, L.L.C.

By:	/s/ BRADLEY E. COOPER
Name:	Bradley E. Cooper
Title:

LIFE INVESTORS INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

CHESTNUT HILL ACA, LLC

By:
Name:
Title:

INSURANCE PARTNERS, L.P.

By:
Name:
Title:

INSURANCE PARTNERS OFFSHORE (BERMUDA) L.P.

By:
Name:
Title:

IP/MCLP, L.L.C.

By:
Name:
Title:

LIFE INVESTORS INSURANCE
COMPANY OF AMERICA

By:	/s/ JON L. SKAGGS
Name:	Jon L. Skaggs
Title:	Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ JON L. SKAGGS
Name:	Jon L. Skaggs
Title:	Vice President

BANKAMERICA INVESTMENT CORPORATION

By:
Name:
Title:

FW ACA INVESTORS, L.P.

By:
Name:
Title:

MADELYN AMUNDSEN

DIANE AURELIO

MARYANN AURELIO

MAUREEN BROWN

TRANSAMERICA LIFE INSURANCE COMPANY

By:
Name:
Title:

BANKAMERICA INVESTMENT CORPORATION

By:	/s/ GARY M. TSUYUKI
Name:	Gary M. Tsuyuki
Title:	Managing Director

FW ACA INVESTORS, L.P.

By:
Name:
Title:

MADELYN AMUNDSEN

DIANE AURELIO

MARYANN AURELIO

MAUREEN BROWN

TRANSAMERICA LIFE INSURANCE COMPANY

By:
Name:
Title:

BANKAMERICA INVESTMENT CORPORATION

By:
Name:
Title:

FW ACA INVESTORS, L.P.

By:	/s/ KEVIN G. LEVY
Name:	Kevin G. Levy
Title:	Vice President of Group III 31, LLC, General Partner

MADELYN AMUNDSEN

DIANE AURELIO

MARYANN AURELIO

MAUREEN BROWN

EUGENIA BURZYNSKI

DEBRA CLAWAR

STANLEY CLAWAR

FRED CROFT

KATHLEEN CULLY

RICHARD DENT

KEITH FOLEY

CHRIS FRASER

EDWARD GILPIN

MARK GOLOMBECK

KENNETH HALL

ELIZABETH HILL

TOM HOENS

BILL HOGAN

ARTHUR ISACK

BYRON KLAPPER

MICHAEL MADISON

KATHLEEN MALONEY

WAYNE MARSDEN

ROSE ANN MONTEMURRO

MARYAM MUESSEL

TYLER NELSON

ALAN ROSEMAN

THOMAS SACKETT

MICHAEL SATZ

STEVE SCHRAGER

ROBERT SMITH

WILLIAM TOMLJANOVIC

SCHEDULE I-1997 HOLDERS

Name	Number of Shares of Common Stock

Chestnut Hill ACA, LLC	237,623.8
GCC Investments, Inc.
60 William Street
Suite 230
Wellesley, MA 02481
Attention: Demos Kouvaris / John G. Berylson

Stephens Group, Inc.	237,623.8
The Stephens Group, Inc.
111 Center St.
Little Rock, AR 72201
Attention: Douglas Martin

Insurance Partners, L.P.	151,961.6
Capital Z Partners, Ltd.
54 Thompson Street
New York, NY 10012
Attention: Brad Cooper

Insurance Partners Ofshore (Bermuda) L.P.	83,751.6
Capital Z Partners, Ltd.
54 Thompson Street
New York, NY 10012
Attention: Brad Cooper

IP/MCLP, L.L.C.	1,910.6
Capital Z Partners, Ltd.
54 Thompson Street
New York, NY 10012
Attention: Brad Cooper

Third Avenue Trust	118,811.9
Third Avenue Value Fund
767 Third Avenue
New York, NY 10017
Attention: David Barse

Life Investors Insurance Company of America	59,405.9
Aegon
400 West Market St.
Louisville, KY 40202
Attention: John Skaggs
with copies to:
Aegon
400 W. Market Street, 10th Floor
Louisville, KY 40202
Attention: Kirk Buese

and
Aegon
400 W. Market Street, 4th Floor
Louisville, KY 40202
Attention: Paul Houk

Transamerica Life Insurance Company	59,405.9
Aegon
400 West Market St.
Louisville, KY 40202
Attention: John Skaggs
with copies to:
Aegon
400 W. Market Street, 10th Floor
Louisville, KY 40202
Attention: Kirk Buese
and
Aegon
400 W. Market Street, 4th Floor
Louisville, KY 40202
Attention: Paul Houk

Madelyn Amundsen	79.2
444 East 81st Street, #25
New York, NY 10028

Diane Aurelio	396.0
374 South End Ave., #30K
New York, NY 10280

Maryann Aurelio	396.0
345 South End Ave., #5K
New York, NY 10280

Maureen Brown	79.2
195 West 2nd St. North
Cowley, WY 82420-0216

Eugenia Burzynski	1,980.2
2709 Partridge Court
Cape Girardeau, MO 63701
with a copy to:
Eugenia Burzynski
c/o Edward and Frances Burzynski
4101 Nowak Road
Gaylord, MI 49735

Debra Clawar	396.0
Two Columbus Avenue #2B
New York, NY 10023

Stanley Clawar	1,188.1
2204 N. Stone Ridge Lane
Villanova, PA 19085

Fred Croft	792.1
101 Washington St.
Suite 166
Grand Haven, MI 49417

Kathleen Cully	514.9
220 Madison Ave., Apt. 14B
New York, NY 10016-3415

Richard Dent	158.4
5204 Springlake Way
Baltimore, MD 21212

Keith Foley	990.1
345 South End Ave. #5K
New York, NY 10280

Chris Fraser	237.6
813 Tealwood Circle
Flower Mound, TX 75028

Mark Golombeck	435.6
408 South Parkway
Clifton, NJ 07014-1241

Kenneth Hall	2,376.2
599 Branchville Road
PO Box 699
Ridgefeld, CT 06877

Elizabeth Hill	396.0
27 Old Pine Drive
Manhasset, NY 11030

Tom Hoens	1,188.1
434 Tremont Ave
Westfield, NJ 07090-2174

Bill Hogan	277.2
37 Franklin St.
Cedar Grove, NJ 07009

Arthur Isack	792.1
4738 Massachusetts Ave, NW
Washington, DC 20016

Byron Klapper	792.1
37 Tara Lane
Montville, NJ 07045

Michael Madison	396.0
81 Charter Circle
Apt. #2P
Ossining, NY 10562

Kathleen Maloney	1,188.1
569 Shore Acres Drive
Mamaroneck, NY 10543

Wayne Marsden	1,584.2
9220 Fall River Lane
Potomac, MD 20854

Rose Ann Montemurro	118.8
1832 West 9th St.
Brooklyn, NY 11223

Tyler Nelson	2,376.2
c/o First National Bank
245 East First Street (POB 907)
Powell, WY 82435

Thomas Sackett	396.0
328 Summit Ave.
Hartford, WI 53027-1746

Steve Schrager	792.1
15 Crosswicks Road
Freehold, NJ 07728

Robert Smith	792.1
2281 Apache Pass Road
Somerset, CA 95684

SCHEDULE II - 2001 HOLDERS

Name	Number of Shares of Convertible Preference Stock	Number of Shares of Senior Convertible Preferred Stock	Number of Shares of Common Stock
Stephens Group, Inc.	273.39936313	25.84523836	—
The Stephens Group, Inc.
111 Center St.
Little Rock, AR 72201
Attention: Douglas Martin

Third Avenue Trust	258.66749877	103.38095339	—
Third Avenue Value Fund
767 Third Avenue
New York, NY 10017
Attention: David Barse

Life Investors Insurance	43.94368178	—	—
Company of America
Aegon
400 West Market St.
Louisville, KY 40202
Attention: John Skaggs
with copies to:
Aegon
400 W. Market Street, 10th Floor
Louisville, KY 40202
Attention: Kirk Buese
and
Aegon
400 W. Market Street, 4th Floor
Louisville, KY 40202
Attention: Paul Houk

Transamerica Life Insurance Company	43.94368178	—	—
Aegon
400 West Market St.
Louisville, KY 40202
Attention: John Skaggs
with copies to:
Aegon
400 W. Market Street, 10th Floor
Louisville, KY 40202
Attention: Kirk Buese
and
Aegon
400 W. Market Street, 4th Floor
Louisville, KY 40202
Attention: Paul Houk

BankAmerica Investment Corporation 600 Montgomery Street CA5-801-12-02 San Francisco, CA 94111 Attention: Gary M. Tsuyuki	87.88736355	—	—

FW ACA Investors, L.P. Att: Kevin G. Levy 201 Main Street, Suite 3100 Forth Worth, TX 76102	87.88736355	—	—

Chestnut Hill ACA, LLC GCC Investments, Inc. 60 William Street Suite 230 Wellesley, MA 02481 Attention: Demos Kouvaris / John G. Berylson	163.45234901	—	—

Edward Gilpin 17 Forest Lane Scarsdale, NY 10583	—	—	8,788.8

Maryam Muessel 115 East 86th St. #101 New York, NY 10028	—	—	17,577.5

Michael Satz 47 East 88th St., Apt. 14B New York, NY 10128	—	—	9,608.7

William Tomljanovic 6 Little Falls Way Scotch Plains, NJ 07076	—	—	8,788.8

SCHEDULE III — HOLDERS OF SERIES B REGISTRABLE SECURITIES

Name	Number of Shares of Series B Senior Convertible Preferred Stock
BSMB/ACA LLC c/o Bear Stearns Merchant Manager II, LLC c/o Bear, Stearns & Co. Inc. 383 Madison Avenue, 40th Floor New York, NY 10179 Attention: David E. King	1,685,663.8305

Drawbridge Special Opportunities Fund LP c/o Fortress Investment Group LLC 1251 Avenue of the Americas 16th Floor New York, NY 10020 Attention: David Scheible	160,539.4124

Stephens Group, Inc. The Stephens Group, Inc. 111 Center St. Little Rock, AR 72201 Attention: Douglas Martin	267,565.6819

Third Avenue Trust, on behalf of The Third Avenue Value Fund Series 767 Third Avenue New York, NY 10017 Attention: David Barse	133,782.8436

Third Avenue Trust, on behalf of The Third Avenue Small-Cap Value Fund Series 767 Third Avenue New York, NY 10017 Attention: David Barse	133,782.8383

Chestnut Hill ACA, LLC GCC Investments, Inc. 60 William Street Suite 230 Wellesley, MA 02481 Attention: Demos Kouvaris / John G. Berylson	267,565.6983

Life Investors Insurance Company of America Aegon 400 West Market St. Louisville, KY 40202 Attention: John Skaggs with copies to: Aegon	20,067.42655

400 W. Market Street, 10 Floor Louisville, KY 40202 Attention: Kirk Buese and Aegon 400 W. Market Street, 4th Floor Louisville, KY 40202 Attention: Paul Houk

Transamerica Life Insurance Company Aegon 400 West Market St. Louisville, KY 40202 Attention: John Skaggs with copies to: Aegon 400 W. Market Street, l0th Floor Louisville, KY 40202 Attention: Kirk Buese and Aegon 400 W. Market Street, 4th Floor Louisville, KY 40202 Attention: Paul Houk	20,067.42655

FW ACA Investors, L.P. Att: Kevin G. Levy 201 Main Street, Suite 3100 Forth Worth, TX 76102	17,659.3354